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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE - OCTOBER 19, 1999

     SADDLE BROOK, NEW JERSEY....VORNADO REALTY TRUST (New York Stock
Exchange:VNO) announced today that it has agreed to lend $50 million to Alexander's, Inc. under the same terms and conditions as its existing $45 million loan to Alexander's. Alexander's plans to use the proceeds to fund a portion of the real estate development costs at its Lexington Avenue property and a portion of the costs to refurbish its Kings Plaza Regional Shopping Center.

     Vornado owns 29.3% of the common stock of Alexander's and manages, develops and leases its properties.

     Vornado Realty Trust is a fully-integrated equity real estate investment trust.

     Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.


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